UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2010

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation.

On October 28, 2010, Xi’an Baorun Industrial Development Co., Ltd. (“Xi’an Baorun Industrial”), the  variable interest entity and deemed subsidiary through certain contractual relationships of China Integrated Energy, Inc. (the “Company”), entered into a loan agreement with Communications Bank Holdings Co., Ltd., Shaanxi Branch (the “Lender”), whereby the Lender provided a working capital loan to Xi’an Baorun Industrial in the amount of RMB40,000,000, approximately US$6,000,000, which loan matures on October 28, 2011.  The loan bears a per annum interest rate of the base rate floating upward by 10% and is guaranteed by two guarantee corporations pursuant to separate guarantee agreements entered into between the guarantee corporations and the Lender.  In connection with the loan, Xi’an Baorun Industrial pledged certain of its properties to the guarantee corporations as security for the loan pursuant to two separate pledge agreements.  Pursuant to the first pledge agreement, Xi’an Baorun Industrial pledged 4,000 tons of gasoline to the guarantee corporations. Under the terms of the pledge, in the event the gasoline’s total value decreases to under RMB24,000,000, approximately US$3,589,000, the guarantee corporations are entitled to require Xi’an Baorun Industrial to either make a matching repayment of the loan to the Lender or provide additional security (for example, by increasing the volume of gasoline pledged) to account for the difference.  Pursuant to the second pledge agreement, Xi’an Baorun Industrial pledged its biodiesel production line located in Xiaochuanbao, Tongchuan to Xi’an Economic Technology Investment Guarantee Company, one of the two guarantee corporations.

The Lender has the right to accelerate payment under the loan under certain circumstances, including, among other things, if (i) Xi’an Baorun Industrial’s representations and warranties are not true; (ii) Xi’an Baorun Industrial is in breach of the loan agreement; (iii) the Lender believes, based on Xi’an Baorun Industrial’s situation of capital return, that Xi’an Baorun Industrial should repay the loan ahead of schedule; (iv) changes in regulatory policies cause the extension of the loan by the Lender to be non-compliant; (v) Xi’an Baorun Industrial has committed an act of breach during the performance of other contracts with the Lender or with a third party and the debts thereunder are likely to be, or have already been, declared due in advance; (vi) the loan is used for any purpose other than to purchase gasoline; and (vii) any funds flow under the loan is not directly administered by the Lender.  Upon the occurrence of any of these events, the Lender has the right to unilaterally declare the principal amount of the loan due in advance and demand the Borrower to repay all principal and accrued interest under the loan.

A copy of the loan agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of the loan agreement is subject to, and qualified in its entirety by, such agreement.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2010, the Board of Directors of the Company approved employment agreements with Mr. Xincheng Gao, the Company’s chairman, and Ms. Gaihong Li, the Company's executive vice president.

Employment Agreement with Mr. Xincheng Gao

Xi’an Baorun Industrial entered into an employment agreement with Mr. Xincheng Gao to employ him as its chairman, effective as of October 25, 2010. The agreement will expire on October 24, 2013, and may be renewed for an additional term of three years. Mr. Gao is entitled to a base monthly salary in an amount of RMB70,000, approximately US$10,500. Xi’an Baorun Industrial also pays premiums for Mr. Gao for pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations. Xi’an Baorun Industrial has a right to adjust the salary and welfare benefits of Mr. Gao appropriately based on his capability, experience, attitude, performance, achievement, employment history with the Company, and position as well as its salary and position adjustment policies and business conditions. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein. In connection with the agreement, Mr. Gao also executed a confidentiality and non-competition agreement. In the event of a major change in objective circumstances, which includes the merger of Xi’an Baorun Industrial into another business entity, or the sale, or transfer by Xi’an Baorun Industrial of a substantial portion of its assets to others, Xi’an Baorun Industrial may terminate this agreement by giving a 30-day notice, or giving one month’s salary in lieu of a notice, if the parties cannot agree to a modification of terms of the agreement.

Employment Agreement with Ms. Gaihong Li

Xi’an Baorun Industrial entered into an employment agreement with Ms. Gaihong Li to employ her as its executive vice president and financial controller, effective as of October 25, 2010. The current term of the agreement will expire on October 24, 2013, and may be renewed for an additional term of three years. Ms. Li receives a base monthly salary in an amount RMB50,000, approximately US$7,500. Xi’an Baorun Industrial also pays premiums for Ms. Li for pension, unemployment, medical insurance and other social insurance coverage in accordance with relevant PRC laws and regulations. Xi’an Baorun Industrial has a right to adjust the salary and welfare benefits of Ms. Li appropriately based on her capability, experience, attitude, performance, achievement, employment history with the Company and position as well as its salary and position adjustment policies and business conditions. Either party to the agreement has a right to terminate the agreement, subject to the terms and conditions therein. In connection with the agreement, Ms. Li also executed a confidentiality and non-competition agreement. In the event of a major change in objective circumstances, which includes the merger of Xi’an Baorun Industrial into another business entity, or the sale, or transfer by Xi’an Baorun Industrial of a substantial portion of its assets to others, Xi’an Baorun Industrial may terminate this agreement by giving a 30-day notice or giving one month’s salary in lieu of a notice, if the parties cannot agree to a modification of terms of the agreement.

Copies of the employment agreements and the confidentiality and non-competition agreements for Mr. Xincheng Gao and Ms. Gaihong Li are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing summaries of the terms of the employment agreements and the confidentiality and non-competition agreement are subject to, and qualified in their entirety by, such agreements.

Item 9.01. Financial Statements and Exhibits.

 (d)         Exhibits:

No.	Description
10.1	Loan Agreement with Communications Bank Holdings
10.2	Employment Agreement of Mr. Xincheng Gao
10.3	Confidentiality and Non-Competition Agreement of Mr. Xincheng Gao
10.4	Employment Agreement of Ms. Gaihong Li
10.5	Confidentiality and Non-Competition Agreement of Ms. Gaihong Li

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2010	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President